Exhibit 10.7
SECOND AMENDMENT TO LOAN
AND SECURITY AGREEMENT — INVENTORY
     This Second Amendment to Loan and Security Agreement – Inventory (this “Second Amendment”) is made and entered into this 4th day of June, 2008 by and among SILVERLEAF RESORTS, INC., a Texas corporation (“Borrower”); the parties, including WELLS FARGO FOOTHILL, INC., a California corporation, who have executed the Original Loan Agreement (as hereinafter defined) or a joinder agreement thereto in their respective capacities as lenders (collectively the “Lenders” and individually a “Lender”); and WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as facility agent and as collateral agent (“Agent”).
W I T N E S S E T H
     WHEREAS, Borrower, Lenders and Agent have heretofore entered into that certain Loan and Security Agreement – Inventory dated as of December 16, 2005 (the “Original Loan Agreement”) pursuant to which Lenders agreed to make a revolving credit loan secured by, among other things, certain Intervals (as defined in the Original Loan Agreement), which Original Loan Agreement has been heretofore amended pursuant to that certain First Amendment to Loan and Security Agreement – Inventory dated as of October 6, 2006 (the Original Loan Agreement, as amended by said First Amendment, is hereinafter called the “Loan Agreement” and the loan made pursuant to the Loan Agreement is hereinafter called the “Loan”); and
     WHEREAS, Borrower, Lenders and Agent have heretofore entered into a Loan and Security Agreement – Receivables dated as of December 16, 2005 (the “Original Receivables LSA”) pursuant to which Lenders agreed to make a revolving credit loan secured by, among other things, certain Pledged Notes Receivables (as defined in the Original Receivables LSA), which Original Receivables LSA was amended by (a) that certain First Amendment to Loan and Security Agreement Receivables dated as of October 6, 2006 and (b) that certain letter modification agreement dated March 1, 2007 from Borrower to Wells Fargo Foothill, Inc. (the Original Receivables LSA, as amended by said First Amendment and letter, is hereinafter called the “Receivables LSA” and the loan made pursuant to the Receivables LSA is hereinafter called the “Additional Credit Facility”); and
     WHEREAS, although each of the Loan Agreement and the Receivables LSA contemplate that there could be a number of parties acting as Lender thereunder, Wells Fargo Foothill, Inc. (“WFF”) is the sole party acting as lender under each such agreement; and
     WHEREAS, WFF is considering purchasing from Silverleaf Finance VI, LLC, a Delaware limited liability company (“SL VI”) and an affiliate of Borrower, a portion of the timeshare loan-backed notes (the “TLB Notes”) being issued by SL VI in connection with a securitization that SL VI is planning to undertake (the “Securitization”); and
     WHEREAS, in order to induce WFF to purchase the TLB Notes, WFF desires to limit WFF’s aggregate exposure under the TLB Notes, the Loan and the Additional Credit Facility and

Borrower is willing to amend the Loan Agreement to accomplish that in the manner hereinafter provided.
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Loan Agreement and in this Second Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Second Amendment, intending to be legally bound, agree as follows:
     1. Integration of Second Amendment and Loan Agreement. This Second Amendment and the Loan Agreement shall, for all purposes, be deemed to be one instrument. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Second Amendment shall, in all instances, control and prevail. Except as expressly defined herein, all words and phrases which are defined in the Loan Agreement shall have the same meaning in this Second Amendment as are ascribed to said words and phrases in the Loan Agreement.
     2. Section 1 Definition of Terms – Commitment.
     (a) Additional Credit Facility. The definition for the defined term “Additional Credit Facility” is hereby deleted and is hereby replaced with the following:
     “Additional Credit Facility. The term “Additional Credit Facility” shall mean that certain $35,000,000 credit facility provided by WFF to Borrower pursuant to that certain Loan and Security Agreement — Receivables dated as of December 16, 2005 by and between Borrower and WFF as amended by (i) that certain First Amendment to Loan and Security Agreement – Receivables dated as of October 6, 2006, (ii) that certain letter modification agreement dated March 1, 2007 from Borrower to WFF and (iii) that certain Second Amendment to Loan and Security Agreement — Receivables of even date herewith and as may hereafter further be amended from time to time (the “Additional Credit Loan Agreement”).
     (b) Commitment. The last sentence of the defined term “Commitment” is hereby deleted and is hereby replaced with the following:
“From and after the date of this Second Amendment, the maximum aggregate outstanding Commitment at any time during the Term of the Loan Agreement, as amended hereby, shall be the lesser of (a) $15,000,000.00 and (b) the amount by which (i) $75,000,000.00 exceeds (ii) the sum of the aggregate amount outstanding under the TLB Notes and the Additional Credit Facility. The amount of the Commitment may from time to time be increased or decreased by Agent and Lenders upon written agreement setting forth the terms and conditions of any increase or decrease by and among Agent, Lenders and Borrower.”
     3. Section 2.1(a).
     (a) The first sentence of the first grammatical paragraph of Section 2.1(a) is hereby deleted and is hereby replaced with the following:

“Upon the terms and subject to the express conditions set forth in Section 2.1(c) hereof and the other provisions of the Loan Agreement, as amended hereby, including, but not limited to, Section 2.7 hereof, each Lender agrees severally, at any time and from time to time during the Revolving Loan Period, to make Advances to Borrower and Borrower may borrow, repay and re-borrow during the Revolving Loan Term, in an aggregate amount not to exceed at any time each Lender’s Pro Rata Percentage of the lesser of: (i) the Borrowing Base and (ii) the Commitment.”
     (b) The first sentence of the second grammatical paragraph of Section 2.1(a) is hereby deleted and is hereby replaced with the following:
“Borrower acknowledges, agrees and confirms that the obligations of all Lenders to make Loans to Borrower under the Loan Agreement, as amended hereby are limited to the lesser of (i) the Borrowing Base and (ii) the Commitment.”
     4. Section 2.1(c). Section 2.1(c) is hereby deleted and is hereby replaced with the following:
“Notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to make an Advance or its Pro Rata Percentage thereof hereunder to the extent that the aggregate of Advances outstanding would cause the Loan to exceed the lesser of (i) the Borrowing Base and (ii) the Commitment.”
     5. Schedule 1.0. The “Lender’s Committed Amount” as set forth on Schedule 1.0 attached to the Loan Agreement is hereby deleted and is hereby replaced with the following:
“The lesser of (a) $15,000,000.00 and (b) the amount by which (i) $75,000,000.00 exceeds (ii) the aggregate amount outstanding under the Additional Credit Facility and the TLB Notes.”
     6. Conditions to Effectiveness. The effectiveness of this Second Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent, all in form, scope and substance satisfactory to Lender in its sole discretion (the date on which such conditions shall have been satisfied being referred to herein as the “Second Amendment Effective Date”):
     (a) The Securitization shall have taken place and WFF shall have acquired the TLB Notes; and
     (b) Lender shall have received each of the following, and, where applicable, duly executed by each party thereto, other than Lender:
               (i) This Second Amendment and the Second Amendment to Loan and Security Agreement - Receivables; and

               (ii) a certificate from the principal financial officer of Borrower attesting to no change to the Articles of Incorporation or By Laws of Borrower since December 16, 2005 and/or providing an updated copy of any such changes; and
               (iii) A resolution from Borrower authorizing the changes to the financing relationship with Lender as contained in this Second Amendment; and
               (iv) a certificate from the principal financial officer of Borrower attesting to no changes to the TFC Documents or the TFC Conduit Loan since December 16, 2005 and no changes to the CSF Documents or the UBS Documents since October 6, 2006 or, to the extent there have been changes, attaching copies of said changes, together with revised versions of Schedules 1.1(d)(i), 1.1(d)(iii), and 1.1(h), as applicable; and
               (v) All other documents Lender may request with respect to any matter relevant to this Second Amendment or the transactions contemplated hereby.
     (c) The representations and warranties contained herein and in the Loan Agreement and the other documents executed in connection with the Loan Agreement (herein referred to as “Loan Documents”), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.
     (d) No Default or Event of Default shall have occurred and be continuing.
     (e) All corporate proceedings taken in connection with the transactions contemplated by this Second Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.
     (f) Borrower shall have paid Lender all fees, costs and expenses incurred by Lender in preparation and execution of this Second Amendment and in connection with all matters referred to herein.
     7. Ratifications. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Second Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. This Second Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.
     8. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) Borrower’s Board of Directors has authorized the execution, delivery and performance of this Second Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing or exists which with the lapse or passage of time would be or become a Default or Event of Default; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby, (f) Borrower has not amended its Articles of Incorporation or Bylaws since December 16, 2005; (g) the execution, delivery and performance of this Second Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation or other organization documents, or (ii) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Second Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.
     9. Survival of Representations and Warranties. All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Second Amendment, shall survive the execution and delivery of this Second Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.
     10. Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.
     11. Severability. If any term or provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.
     12. Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all assignees and transferees, and each of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.
     13. Counterparts. This Second Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Second Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 13, and each party to this Second Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other part to this Second Amendment.
     14. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     15. Headings. The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.
     16. Applicable Law. THIS SECOND AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO NOTICE PROVISIONS OF THE LOAN AGREEMENT.
     17. Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS SECOND AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS SECOND AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.
     18. Release by Borrower. By execution of this Second Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted against Lender and/or Lender Affiliates, Lender as Agent or Lender in any other capacity, which they ever had, now have, claim to have or may later have or which any of any Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, and/or executors, as applicable, both present and former, ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

     IN WITNESS WHEREOF, this Second Amendment to Loan and Security Agreement – Inventory has been executed and is effective as of the date first above written.

BORROWER: SILVERLEAF RESORTS, INC., a Texas corporation
By:	/S/ ROBERT M. SINNOTT
Robert M. Sinnott
Chief Financial Officer

STATE OF TEXAS	)
) ss.
COUNTY OF DALLAS	)
     The foregoing instrument was acknowledged before me this 4th day of June, 2008 by Robert M. Sinnott, Chief Financial Officer of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

/S/ JOANN POSIVAL
Notary Public
My Commission Expires: July 22, 2008

LENDER: WELLS FARGO FOOTHILL, INC., a California corporation
By:	/S/ LAWRENCE J. CANNARIATO
Name:	Lawrence J. Cannariato
Title:	Vice President

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)
     The foregoing instrument was acknowledged before me this 6th day of June 2008 by Lawrence J. Cannariato, Vice President of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

/S/ DEANIE B. RENOUF
Notary Public:
My Commission Expires: May 23, 2010